As filed with the Securities and Exchange Commission on April 28, 2011

REGISTRATION NO. 333 -

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

under the

SECURITIES ACT OF 1933

NEUROMETRIX, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3308180
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

62 Fourth Avenue

Waltham, Massachusetts 02451

(781) 890-9989

(Address, Including Zip Code, of Principal Executive Offices)

NEUROMETRIX, INC. 2010 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Shai N. Gozani, M.D., Ph.D.

President and Chief Executive Officer

NEUROMETRIX, INC.

62 Fourth Avenue

Waltham, Massachusetts 02451

(781) 890-9989

(Name, Address and Telephone Number, Including

Area Code, of Agent For Service)

Copies to:

Megan N. Gates, Esq.

Mintz, Levin, Cohn, Ferris,

Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Telephone: (617) 542-6000

Fax: (617) 542-2241

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Share (2)		Proposed Maximum Aggregate Offering Price (2)		Amount of Registration Fee
Common Stock, $0.0001 par value	231,975 shares		$0.53		$122,947		$14.27
Rights to purchase Series A Junior Participating Cumulative Preferred Stock, $0.001 par value		(3)		(3)		(3)	None
(1)

The maximum number of shares which may be sold pursuant to the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan.  Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issuable after the operation of any such anti-dilution and other provisions.

(2)

This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock on the NASDAQ as of a date (April 27, 2011) within five business days prior to filing this Registration Statement.

(3)

Pursuant to the Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as amended (the “Rights Agreement”), each share of common stock has an attached right to purchase one ten-thousandth of a share of Series A Junior Participating Cumulative Preferred Stock, par value $0.001 per share, of the Company, which rights are not currently exercisable, on the terms set forth in the Rights Agreement. No separate consideration will be received for the rights.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register additional securities of the same class as other securities for which a separate Registration Statement filed on Form S-8 (SEC File No. 333-167180) of the Registrant is effective.  The information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-167180) is hereby incorporated by reference pursuant to General Instruction E.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included in the signature page to this Registration Statement).

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on this 28th day of April, 2011.

NEUROMETRIX, INC.

By	/s/ SHAI N. GOZANI, M.D., PH.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

Each person whose signature appears below constitutes and appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of NeuroMetrix, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any or each of them or their substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on April 28, 2011 in the capacities indicated below.

Name	Title

/s/ SHAI N. GOZANI, M.D., PH.D.	Chairman, President and Chief Executive Officer
Shai N. Gozani, M.D., Ph.D.	(Principal Executive Officer)

/s/ THOMAS T. HIGGINS	Senior Vice President, Chief Financial Officer and Treasurer
Thomas T. Higgins	(Principal Financial Officer and Principal Accounting Officer)

/s/ DAVID E. GOODMAN, M.D.	Director
David E. Goodman, M.D.

/s/ ALLEN J. HINKLE, M.D.	Director
Allen J. Hinkle M.D.

/s/ NANCY E. KATZ	Director
Nancy E. Katz

/s/ CHARLES R. LAMANTIA	Director
Charles R. LaMantia

/s/ TIMOTHY R. SURGENOR	Director
Timothy R. Surgenor

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NEUROMETRIX, INC.

INDEX TO EXHIBITS FILED WITH

FORM S-8 REGISTRATION STATEMENT

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. as to the legality of shares being registered.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in opinion of counsel filed as Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

24	Powers of Attorney (included in the signature page to this Registration Statement).

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